Exhibit 5.1

April 16, 2021

KKR Real Estate Finance Trust Inc.
9 West 57th Street, Suite 4200
New York, New York 10019

Re:	Registration Statement on Form S-3, Commission File No. 333-226167; Registration Statement on Form S-3, Commission File No 333-229043

Ladies and Gentlemen:

We have served as Maryland counsel to KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the sale by the Company of up to 6,900,000 shares (the “Shares”) of the Company’s 6.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).  The offering and sale of the Shares are covered by the Registration Statement on Form S-3 (File No. 333-226167) of the Company, and all amendments thereto (the “Prior Registration Statement”), and the Registration Statement on Form S-3 (File No. 333-229043) of the Company, and all amendments thereto (the “Registration Statement”), each filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The Prior Registration Statement and the Registration Statement, each in the form in which it was filed with the Commission under the Securities Act;

2.          The Company’s Prospectus, dated February 7, 2019, that forms part of the Registration Statement and pursuant to Rule 429 relates to both the Prior Registration Statement and the Registration Statement, as supplemented by the Company’s Prospectus Supplement, dated April 9, 2021 (the “Prospectus Supplement”), each in the form in which it was filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act;

3.          The charter of the Company (the “Charter”), including the Articles Supplementary classifying the Series A Preferred Stock (the “Articles Supplementary”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

KKR Real Estate Finance Trust Inc.
April 16, 2021

4.          The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.          Resolutions adopted by the Board of Directors of the Company, relating to, among other matters, the registration and issuance of (i) the Shares and (ii) shares (the “Conversion Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, upon conversion of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.          A certificate executed by an officer of the Company, dated as of the date hereof; and

8.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

KKR Real Estate Finance Trust Inc.
April 16, 2021

5.          None of the Shares or the Conversion Shares will be, issued or transferred in violation of the restrictions or limitations contained in Article VI of the Charter.

6.          Upon any issuance of the Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company then has authority to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The issuance of the Shares has been duly authorized and, upon payment and delivery in accordance with Registration Statement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable.

3.          The issuance of the Conversion Shares has been duly authorized and, when and if issued upon conversion of any Shares in accordance with the terms of the Shares and the Charter, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other jurisdiction.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

KKR Real Estate Finance Trust Inc.
April 16, 2021

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”).  We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP